As filed with the Securities and Exchange Commission on July 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUEST RESOURCE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	51-0665952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3481 Plano Parkway

The Colony, Texas 75056

(Address of Principal Executive Offices) (Zip Code)

Quest Resource Holding Corporation 2012 Incentive Compensation Plan

(Full title of the plan)

S. Ray Hatch

President and Chief Executive Officer

Quest Resource Holding Corporation

3481 Plano Parkway

The Colony, Texas 75056

(972) 464-0004

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Kant, Esq.

Katherine A. Beck, Esq.

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	900,000 shares (2)	$2.00 (3)	$1,800,000	$224.10

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Quest Resource Holding Corporation’s (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”), that may become issuable under the Quest Resource Holding Corporation 2012 Incentive Compensation Plan, as amended and restated (the “Plan”), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock of the Registrant.
(2)	Represents an additional 900,000 shares of Common Stock to be issued under the Plan, which are available for issuance pursuant to an amendment to the Plan approved by the Registrant’s stockholders on July 6, 2017. The Registrant previously filed a Registration Statement on Form S-8 on December 30, 2013 (SEC File No. 333-193134) registering the issuance of 7,500,000 shares of Common Stock under the Plan (now 937,500 shares of Common Stock, following the Registrant’s 1-for-8 reverse stock split on August 10, 2016).
(3)	The proposed maximum offering price per share was computed in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock on July 9, 2018 as reported on the Nasdaq Capital Market.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Quest Resource Holding Corporation, Inc., a Nevada corporation (the “Registrant”), relating to 900,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s 2012 Incentive Compensation Plan, as amended and restated (the “Plan”), which are available for issuance pursuant to an amendment to the Plan approved by the Registrant’s stockholders on July 6, 2017. The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the Plan that were registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2013 (SEC File No. 333-193134) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 2, 2018, as amended by Form 10-K/A, filed with the Commission on April 30, 2018;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 15, 2018; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-36451), filed with the Commission on May 9, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Third Amended and Restated Articles of Incorporation of Quest Resource Holding Corporation (incorporated herein by reference to Exhibit 3.1(b) to the Registrant’s Current Report on Form 8-K filed with the Commission on August 11, 2016)

4.2	Second Amended and Restated Bylaws of Quest Resource Holding Corporation (incorporated herein by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2013)

5	Opinion of Greenberg Traurig, LLP*

10	Quest Resource Holding Corporation 2012 Incentive Compensation Plan, as amended and restated*

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of Semple, Marchal & Cooper, LLP, independent registered public accounting firm*

24	Power of Attorney (included in the Signatures section of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Colony, state of Texas, on July 13, 2018.

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ S. Ray Hatch
S. Ray Hatch
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, S. Ray Hatch and Laurie L. Latham and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ S. Ray Hatch S. Ray Hatch	President and Chief Executive Officer (Principal Executive Officer) and Director	July 13, 2018

/s/ Laurie L. Latham Laurie L. Latham	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2018

/s/ Jeffrey D. Forte Jeffrey D. Forte	Director	July 13, 2018

/s/ Michael F. Golden Michael F. Golden	Director	July 13, 2018

/s/ Russell J. Knittel Russell J. Knittel	Director	July 13, 2018

/s/ Ronald L. Miller, Jr. Ronald L. Miller, Jr.	Director	July 13, 2018

/s/ Barry M. Monheit Barry M. Monheit	Director	July 13, 2018

/s/ Mitchell A. Saltz Mitchell A. Saltz	Director	July 13, 2018

/s/ Sarah R. Tomolonius Sarah R. Tomolonius	Director	July 13, 2018

/s/ I. Marie Wadecki I. Marie Wadecki	Director	July 13, 2018